Exhibit 99.1

  Sunwin International Neutraceuticals Anticipates Recent Events Highlighted in
    the Wall Street Journal Will Have a Far Reaching Positive Impact for the
                                Future of Stevia

Qufu, China, June 6, 2007 - (Market Wire) - Sunwin International Neutraceuticals, Inc. (OTCBB: SUWN), a leader in the production and distribution of Chinese herbs, veterinary medicines and stevia in China, announced today that Management believes the events highlighted in the Wall Street Journal on May 31, 2007 entitled "Coke, Cargill Aim For a Shake-Up in Sweeteners" will have a far reaching, positive impact on the future of stevia throughout the world.

Management believes that large multinational companies, like those referenced by the Wall Street Journal, have the resources and know how to open major markets like the United States and European Union, which currently have not approved the use of stevia as a "sweetener". Currently, stevia can only be sold as a "dietary supplement" in those markets and as such Sunwin has launched its Only Sweettm line of products in North America to be sold in thousands of grocery stores nationwide through its Sunwin Stevia International division. If stevia is approved for use as a sweetener, it could be used in a wide array of product segments. This would place stevia based products in the multi billion dollar alternative sweetener markets, which includes more well known synthetic products such as sucralose and aspartame, both as a stand alone product and as a food/beverage additive. Management believes these companies have been highly motivated to find an all natural, low calorie sweetener to replace synthetics, and after an extensive search, stevia has emerged as the most viable solution available. While it is evident there are significant hurdles to overcome, if companies the likes of Coca Cola and Cargill are successful in their efforts, the demand for stevia could increase geometrically and producers like Sunwin should benefit dramatically.

Laiwang Zhang, President and Chairman of Sunwin International Neutraceuticals, commented "We are extremely pleased that these large companies are coming to the conclusion that stevia is the best alternative for use as a natural, low calorie sweetener. We are confident that as more people understand the benefits of this product, the market for stevia will continue to grow, and if stevia gains additional regulatory approvals for other uses, demand should soar to new heights. We have made large investments in expansion of our stevia production and are committed to adding to that capacity as the situation warrants in the future." About Sunwin International Neutraceuticals, Inc.

Sunwin International Neutraceuticals, Inc. (OTCBB: SUWN) is engaged in the production and distribution of essential traditional Chinese medicines, stevia (a low calorie dietary supplement), and veterinary medicines and feeds prepared from 100% organic herbal ingredients. As an industry leader in agricultural processing, Sunwin has built an integrated global firm with the sourcing and production capabilities to meet the needs of consumers throughout the world. Sunwin also makes such value-added products as specialty veterinary food ingredients and specialty feed ingredients. The Sunwin family works closely with consumer to provide a quality and a hybrid mix of agricultural products and services that meet growing demand. For more info about Sunwin, please visit http://www.sunwin.biz

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations or beliefs, including, but not limited to, statements concerning the Company's operations, financial performance and, condition. For this purpose, statements that are not statements of historical fact may be deemed to be forward-looking statements. The Company cautions that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, but not limited to, the impact of competitive products, pricing and new technology; changes in consumer preferences and tastes; and effectiveness of marketing; changes in laws and regulations; fluctuations in costs of production, and other factors as those discussed in the Company's reports filed with the Securities and Exchange Commission from time to time. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:

Phone: 1-877-China-57
Email: info@sunwin.biz